FIRST CHARTER CORPORATION                                             Exhibit 11
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (Unaudited)


                                                                     Six Months Ended

                                                                June 30,       June 30,
                                                                 1996           1995

 NET INCOME PER SHARE COMPUTED AS FOLLOWS:
 PRIMARY:
 1.  Net income  . . . . . . . . . . . . . . . . . . . .    $    4,352,443   $  3,779,326
 2.  Weighted average common shares outstanding  . . . .         6,274,469      6,220,747
 3.  Incremental shares under stock options

       computed under the treasury stock method
       using the average market price of issuer's
       stock during the periods  . . . . . . . . . . . .            41,276         52,459
 4.  Weighted average common shares and common
       equivalent shares outstanding   . . . . . . . . .         6,315,744      6,273,206
 5.  Net income per share  . . . . . . . . . . . . . . .    $         0.69  $        0.60
       (Item 1 Divided by Item 4)


 FULLY DILUTED:
 1.  Net income  . . . . . . . . . . . . . . . . . . . .    $    4,352,443  $   3,779,326
 2.  Weighted average common shares outstanding  . . . .         6,274,469      6,220,700
 3.  Incremental shares under stock options
       computed under the treasury stock method

       using the higher of the average or ending
       market price of issuer's stock at the end
       of the periods  . . . . . . . . . . . . . . . . .            41,276         66,104
 4.  Weighted average common shares and common
       equivalent shares outstanding   . . . . . . . . .         6,315,744      6,286,804
 5.  Net income per share  . . . . . . . . . . . . . . .    $         0.69  $        0.60

       (Item 1 Divided by Item 4)

FIRST CHARTER CORPORATION                                             Exhibit 11
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (Unaudited)


                                                                   Three Months Ended

                                                                June 30,       June 30,
                                                                  1996          1995


 NET INCOME PER SHARE COMPUTED AS FOLLOWS:
 PRIMARY:
 1.  Net income  . . . . . . . . . . . . . . . . . . . .    $    2,187,159  $   1,877,516
 2.  Weighted average common shares outstanding  . . . .         6,282,928      6,220,717
 3.  Incremental shares under stock options

       computed under the treasury stock method
       using the average market price of issuer's
       stock during the periods  . . . . . . . . . . . .            38,849         55,595
 4.  Weighted average common shares and common
       equivalent shares outstanding   . . . . . . . . .         6,321,777      6,276,312
 5.  Net income per share  . . . . . . . . . . . . . . .    $         0.35  $        0.30
       (Item 1 Divided by Item 4)


 FULLY DILUTED:
 1.  Net income  . . . . . . . . . . . . . . . . . . . .    $    2,187,159  $   1,877,516
 2.  Weighted average common shares outstanding  . . . .         6,282,928      6,220,831
 3.  Incremental shares under stock options
       computed under the treasury stock method

       using the higher of the average or ending
       market price of issuer's stock at the end
       of the periods  . . . . . . . . . . . . . . . . .            38,849         64,466
 4.  Weighted average common shares and common
       equivalent shares outstanding   . . . . . . . . .         6,321,777      6,285,297
 5.  Net income per share  . . . . . . . . . . . . . . .    $         0.35  $        0.30

       (Item 1 Divided by Item 4)